PART IV: ITEM 15. FINANCIAL STATEMENT SCHEDULES AND EXHIBITS

EXHIBIT-24
LIMITED POWER OF ATTORNEY

EXHIBIT 24-LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of First Merchants Corporation, an Indiana corporation, hereby constitute and appoint Mark K. Hardwick, the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact to sign for the undersigned and in their respective names as directors and officers of the Corporation the Form 10-K of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, and to sign any amendment to such Form 10-K, hereby ratifying and confirming all acts taken  by such agent and attorney-in-fact, as herein authorized.

Dated: March 15, 2012

/s/ Michael C. Rechin	/s/ Mark K. Hardwick
Michael C. Rechin, President and	Mark K. Hardwick, Executive Vice
Chief Executive	President and Chief
Officer (Principal	Financial Officer
Executive Officer)	(Principal Financial
and Accounting Officer

/s/ Jerry R. Engle	/s/ Michael C. Rechin
Jerry R. Engle, Director	Michael C. Rechin, Director

/s/ Roderick English	/s/ Charles E. Schalliol
Roderick English, Director	Charles E. Schalliol, Director

__________________	/s/ Patrick A. Sherman
Dr. Jo Ann M. Gora, Director	Patrick A. Sherman, Director

/s/ William L. Hoy	__________________
William L. Hoy, Director	Terry L. Walker, Director

/s/ Gary J. Lehman	/s/ Jean L. Wojtowicz
Gary J. Lehman, Director	Jean L. Wojtowicz, Director

98